Registration No.

As Filed with the Securities and Exchange Commission on April 28, 1995.
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           UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
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                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                      --------------------------

                        O'SULLIVAN CORPORATION
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        (Exact name of registrant as specified in its charter)

        Virginia                                     54-0463029
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   (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)               Identification No.)

     1944 Valley Avenue
     Winchester, Virginia                                   22604
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  (Address of Principal Executive Offices)                (Zip Code)

             O'SULLIVAN CORPORATION 1995 STOCK OPTION PLAN
    O'SULLIVAN CORPORATION 1995 OUTSIDE DIRECTORS STOCK OPTION PLAN
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                       (Full title of the plans)

                      JAMES T. HOLLAND, PRESIDENT
                      AND CHIEF EXECUTIVE OFFICER
                           James T. Holland
            1944 Valley Avenue, Winchester, Virginia  22604
                            (703) 667-6666
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       (Name, address and telephone number of agent for service)

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                    CALCULATION OF REGISTRATION FEE

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                                   Proposed       Proposed
   Title of                         Maximum        Maximum
  Securities           Amount       Offering      Aggregate           Amount of
    To be              to be        Price Per     Offering         Registration
  Registered         Registered       Share         Price                 Fee
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Common Stock,      400,000 shares   $10.3125(1) $4,125,000(1)        $1,422,42
par value $1.00
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     (1) Estimated solely for the purpose of calculating the
registration fee. Based on the average of the high and low prices of the Common Stock on the American Stock Exchange on April 25, 1995.


PART II.   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     O'Sullivan Corporation (the "Company") hereby incorporates by reference into this registration statement the documents listed below which have been filed with the Securities and Exchange Commission.

     (a) The Company's Annual Report on Form 10-K (File No. 1-4438) for the year ended December 31, 1994.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in (a) above.

     (c) The description of the Company's Common Stock appearing in the Company's Form 10, dated March 15, 1961, and filed with the Commission (File No. 1-4438) and all amendments and reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and shall be deemed to be part of this registration statement from the date of filing of such documents.


Item 6.   Indemnification of Directors and Officers.

     The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The amended and restated articles of incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him in connection with any actual or threatened action, suit or proceeding to which he may be made a party by reason of his being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

     The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.


                                   - 2 -
Item 8.   Exhibits.

     See Exhibit Index.


Item 9.   Undertakings.

     The undersigned registrant hereby undertakes:

     (a) (1)   To file, during any period in which offers or sales are
being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.





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     (c)       Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.










































                                   - 4 -
                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed in its behalf by the undersigned, thereunto duly authorized in the City of Winchester, Commonwealth of Virginia, on April 28, 1995.


                                           O'SULLIVAN CORPORATION

                                           By: /s/ James T. Holland
                                           -----------------------------
                                           James T. Holland
                                           President and Chief Executive
                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                            Date
- --------------------------     --------------------------       --------------


Arthur H. Bryant, II *         Chairman of the Board            April 28, 1995
- --------------------------                                      --------------
Arthur H. Bryant, II


/s/ James T. Holland           President and Chief              April 28, 1995
- --------------------------     Executive Officer                --------------
James T. Holland


/s/ C. Bryant Nickerson        Treasurer, Chief Financial       April 28, 1995
- --------------------------     Officer and Secretary            --------------
C. Bryant Nickerson


John J. Armstrong *            Director                         April 28, 1995
- --------------------------                                      --------------
John J. Armstrong


C. Hugh Bloom, Jr. *           Director                         April 28, 1995
- --------------------------                                      --------------
C. Hugh Bloom, Jr.


Magalen O. Bryant *            Director                         April 28, 1995
- --------------------------                                      --------------
Magalen O. Bryant


Robert L. Burrus, Jr. *        Director                         April 28, 1995
- --------------------------                                      --------------
Robert L. Burrus, Jr.
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Max C. Chapman, Jr. *          Director                         April 28, 1995
- --------------------------                                      --------------
Max C. Chapman, Jr.


R. Michael McCullough *        Director                         April 28, 1995
- --------------------------                                      --------------
R. Michael McCullough


Stephen P. Munn *              Director                         April 28, 1995
- --------------------------                                      --------------
Stephen P. Munn



* By: /s/ James T. Holland
       ----------------------
       Attorney-In-Fact







































                                  - 6 -
                             EXHIBIT INDEX


                                                                   Sequentially
Exhibit                                                              Numbered
  No.                                 Document                         Page
- -------                              ----------                    ------------

3.1           The Company's Amended and Restated Articles of
              Incorporation, including the Articles of Amendment
              dated April 30, 1985, filed as Exhibit 3.1 to the
              Company's Annual Report on Form 10-K for the fiscal
              year ended December 31, 1994, (File No. 1-4438)
              are expressly incorporated herein by this reference.     N/A

3.2           The Company's Amendment to the Amended and Restated
              Articles of Incorporation dated April 25, 1989, filed
              as Exhibit 3.3 to the Company's Annual Report on Form
              10-K for the fiscal year ended December 31, 1994
              (File No. 1-4438) are expressly incorporated herein
              by this reference.                                       N/A

3.3           The Company's Bylaws as amended to January 29, 1985
              filed as Exhibit 3.2 to the Company's Annual Report on
              Form 10-K for the fiscal year ended December 31, 1994
              (File No. 1-4438) are expressly incorporated herein
              by this reference.                                       N/A

5             Opinion and Consent of McGuire, Woods, Battle &
              Boothe, L.L.P. as to the legality of the shares offered
              hereunder.                                                8

24.1          Consent of Yount, Hyde & Barbour, P.C.                    9

24.2          Consent of McGuire, Woods, Battle & Boothe, L.L.P.
              (included in Exhibit 5).                                 N/A

25            Powers of attorney.                                     10-17

99.1          The O'Sullivan Corporation 1995 Stock Option Plan
              attached to the proxy statement dated April 1, 1995
              is expressly incorporated herein by this reference.      N/A

99.2 The O'Sullivan Corporation 1995 Outside Directors Stock Option Plan attached to the proxy statement dated April
              1, 1995 is expressly incorporated herein by this
              reference.                                               N/A












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